Exhibit 1.1

UBIC, INC.

[•] American Depositary Shares

Representing

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

[•], 2013

[•], 2013

MAXIM GROUP LLC

405 Lexington Avenue, 2nd Floor

New York, New York 10174

THE BENCHMARK COMPANY, LLC

40 Fulton Street, 19th Floor

New York, New York 10038

As Representatives of the Several Underwriters

Identified in Schedule I Annexed Hereto

Ladies and Gentlemen:

UBIC, Inc., a limited liability, joint-stock corporation incorporated under the laws of Japan (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] American Depositary Shares (the “Firm ADSs”) representing [•] shares of common stock of the Company (the “Common Stock”). Maxim Group LLC (“Maxim”) and The Benchmark Company, LLC (“Benchmark” and, together with Maxim, the “Managers”) are acting as managers of the offering.

The Company also proposes to sell to the several Underwriters an aggregate of up to an additional [•] American Depositary Shares (the “Additional ADSs”) representing [•] shares of Common Stock, if and to the extent that Maxim shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ADSs granted to the Underwriters in Section 3 hereof.  The Firm ADSs and the Additional ADSs are herein collectively referred to as the “Public ADSs.”  The shares of Common Stock represented by the Firm ADSs are hereinafter called the “Firm Shares;” the shares of Common Stock represented by the Additional ADSs are hereinafter referred to as the “Additional Shares;” and the Firm Shares and Additional Shares are hereinafter collectively referred to as the “Public Shares.” Each reference to the Firm ADSs, the Additional ADSs or the Public ADSs herein, unless the context otherwise requires, also includes the Firm Shares, the Additional Shares, or the Public Shares, respectively.

The Company also hereby agrees to issue and sell to the Managers (and/or its designees) on the Closing Date (as defined herein) purchase warrants (the “Managers’ Warrants”) for the purchase of an aggregate of [•] American Depositary Shares (which amount is equal to 4% of the Firm ADSs, the “Manager ADSs”) representing [•] shares of Common Stock (the “Manager Shares”). The Managers’ Warrants, each in the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing on a date which is one (1) year after the effective date of the Registration Statement (as defined below)

and expiring on the five-year anniversary of such effective date at an initial exercise price per Manager ADS of $[•], which is equal to 120% of the initial public offering price per Firm ADS. The Managers understand and agree that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Managers’ Warrants and the underlying Managers’ ADSs during the one hundred eighty (180) days after the effective date of the Registration Statement and by their acceptance thereof shall each agree that it will not sell, transfer, assign, pledge or hypothecate the Managers’ Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the effective date of the Registration Statement to anyone other than (i) an Underwriter or a selected dealer in connection with the offering of Public ADSs contemplated hereby, or (ii) a bona fide officer or partner of the Managers or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

The Manager ADSs, together with the Public ADSs, are hereinafter referred to as the “ADSs.”  The Manager Shares represented by the Manager ADSs, together with the Public Shares, are hereinafter referred to as the “Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [•], 2013, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each five (5) ADSs will initially represent one (1) share of Common Stock deposited pursuant to the Deposit Agreement, subject to adjustment in accordance with the terms thereof.

The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration No. 333-184691), including a form of prospectus, relating to the ADSs, the Shares and the Managers’ Warrants. The registration statement, as of any time, including the exhibits and documents filed as part thereof and information contained in the prospectus filed as part of the registration statement pursuant to Rule 424 or otherwise deemed to be part of the registration statement pursuant to Rule 430A or 430C under the Securities Act, is hereinafter referred to as the “Registration Statement” as of such time.  The “Registration Statement” without reference to a time means the Registration Statement as of the time it is declared effective by the Commission.  If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The Company has also filed with, or transmitted for filing to, or shall promptly after the date of this underwriting agreement (this “Agreement”) file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus (in the form first used to confirm sales of the ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.  The term “Preliminary Prospectus,” as of any time, means any preliminary form of prospectus included in the Registration Statement immediately prior to such time or filed with the Commission pursuant to Rule 424(a) under the Securities Act at such time that omits certain information as permitted by Rule 430A.  The “Preliminary Prospectus” without reference to a time means the Preliminary Prospectus included in the Registration Statement or deemed a part of the Registration Statement pursuant to Rule 430A under the Securities Act immediately prior to the Time of Sale (as defined below).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the ADSs at or prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means [•] p.m. (New York City time) on the date of this Agreement; “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act, and “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act.

A registration statement on Form F-6 (Registration No. 333-187520) with respect to the ADSs has (i) been prepared by the Depositary in conformity with the requirements of the Securities Act and the rules and regulations thereunder and (ii) been filed by the Company with the Commission under the Securities Act. The term “F-6 Registration Statement” means such registration statement, as amended at the time it became effective under the Securities Act, including all exhibits thereto.  Copies of such registration statement have been delivered by the Company to the Managers.

The Company has also prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (File No. [•]) to register the ADSs and the Shares under Section 12(b) or 12(g) of the Exchange Act, as applicable.

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters on the date hereof, as of the Time of Sale, on the Closing Date and on each Option Closing Date (as defined herein), if any, that:

(a)                                 Each of the Registration Statement and the F-6 Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of either the Registration Statement or the F-6

Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)                                 The Preliminary Prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 424, 430A or 430C).

(c)                                  (i) Each of the Registration Statement and the F-6 Registration Statement, at the time on which it was declared effective by the Commission, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) each of the Registration Statement and the F-6 Registration Statement, at the time on which it was declared effective by the Commission, complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations thereunder; (iii) at no time during the period that begins on the date of the Preliminary Prospectus and the date on which the Preliminary Prospectus was filed with the Commission and ends immediately prior to the execution of this Agreement did the Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Preliminary Prospectus furnished to the Underwriters for delivery to prospective investors complied in all material respects with the Securities Act (including without limitation the requirements of Section 10 of the Securities Act); (v) the Time of Sale Prospectus does not, and at the Time of Sale, at the Closing Date and, if applicable, each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433; and (vii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424(b), at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the following statements contained in “Underwriting” section of the Prospectus: (i) the first, second and third sentences of the third paragraph, (ii) the fourteenth paragraph, (iii) the fifteenth paragraph and (iv) the sixteenth paragraph (collectively, the “Underwriters’ Information”).

(d)                                 Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any ADSs or Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the ADSs or Shares, in each case other than the Preliminary Prospectus and/or the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Managers, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Managers before first use.  Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the ADSs contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, excluding a price range unless required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the ADSs, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; in the case of any bona fide electronic road shows by the Company, the Company has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act; and, to the Company’s knowledge, no free writing prospectus prepared by or on behalf of or used by any Underwriter contains any “issuer information” within the meaning of Rule 433(h)(2) under the Securities Act.

(e)                                  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-1.  The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the ADSs contemplated by the Registration Statement.

(f)                                   The ADSs are approved for listing on the NASDAQ Global Market (“NASDAQ”), subject to notice of issuance. The Common Stock currently is listed on the Mothers Marketplace of the Tokyo Stock Exchange (the “TSE”) under stock code number 2158.  To the Company’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors, statutory auditors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(g)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing (or similar applicable status) under the laws of Japan, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (or similar applicable status) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (or similar applicable status) would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of Company and its subsidiaries, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) or (ii) being herein referred to as a “material adverse effect”).

(h)                                 Each subsidiary of the Company has been duly organized, is validly existing as a corporation in good standing (or similar applicable status) under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (or similar applicable status) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (or similar applicable status) would not have a material adverse effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(i)                                     This Agreement has been duly authorized, executed and delivered by the Company.

(j)                                    The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing, and except that rights to indemnification and contribution thereunder may be limited by U.S. federal or U.S. state securities laws or public policy relating thereto. The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)                                 The Managers’ Warrants have been duly and validly authorized by the Company and, when executed and delivered, will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing, and except that rights to indemnification and contribution thereunder may be limited by U.S. federal or U.S. state securities laws or public policy relating thereto. The Managers’ Warrants conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)                                     The authorized and outstanding capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as the case may be, and the grant of options under existing stock option plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m)                             The shares of Common Stock outstanding immediately prior to the issuance of the Shares and the sale of ADSs by the Company pursuant to this Agreement have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with U.S. federal and state securities laws and all applicable foreign securities laws and are free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(n)                                 The Public Shares (represented by the Public ADSs) to be issued and sold by the Company have been duly authorized and, upon deposit thereof with the Depositary in accordance with the provisions of the Deposit Agreement and upon payment and delivery of the Public ADSs representing such Public Shares in accordance with the provisions of this Agreement, such Public Shares will be validly issued, fully paid and nonassessable, will be issued in compliance with U.S. federal and state securities laws and all applicable foreign securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.  The Public Shares conform and will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o)                                 All corporate action required to be taken for the authorization, issuance and sale of the Managers’ Warrants has been duly and validly taken by the Company; the Manager Shares (represented by the Managers ADSs) issuable upon exercise of the Managers’ Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, upon deposit thereof with the Depositary in accordance with the provisions of the Deposit Agreement, and when the Manager ADSs representing such Manager Shares have been paid for and issued in accordance with the Managers’ Warrants, such Manager Shares will be validly issued, fully paid and nonassessable, will be issued in compliance with U.S. federal and state securities laws and all applicable foreign securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.  The Manager Shares conform and will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(p)                                 The Public ADSs to be issued and sold by the Company have been duly authorized and, upon execution and delivery by the Depositary of the ADRs evidencing the Public ADSs against deposit of the Public Shares in respect thereof in accordance with the provisions of the Deposit Agreement, and upon payment by the Underwriters for the Public ADSs evidenced thereby in accordance with the provisions of this Agreement, such Public ADSs evidenced by such ADRs will be duly and validly issued, will be issued in compliance with U.S. federal and state securities laws and all applicable foreign securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.  The persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. Each of the Public ADSs and the applicable ADRs conform and will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q)                                 The Manager ADSs issuable upon exercise of the Managers’ Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, upon execution and delivery by the Depositary of the ADRs evidencing the Manager ADSs against deposit of the Manager Shares in respect thereof in accordance with the provisions of the Deposit Agreement, and when paid for and issued in accordance with the Managers’ Warrants, such Manager ADSs evidenced by such ADRs will be duly and validly issued, will be issued in compliance with U.S. federal and state securities laws and all applicable foreign securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.  The persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. Each of the Manager ADSs and the applicable ADRs conform and will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(r)                                    No holder of shares of Common Stock (including the Shares) or the ADSs after the consummation of the transactions contemplated by this Agreement, the Deposit Agreement or the Managers’ Warrants is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Common Stock or ADSs. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there will be no limitations on the rights of holders of Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(s)                                   Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the sale of the ADSs by the Company, the issuance of the Shares represented by the ADSs being sold by the Company, and the deposit of the Shares with the Depositary and the issuance of the ADRs evidencing the ADSs as contemplated by this Agreement, the Deposit Agreement and the Managers’ Warrants will not trigger any anti-dilution rights of any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company.

(t)                                    Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement, the Deposit Agreement or the Managers’ Warrants will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (ii) the articles of incorporation or bylaws or similar organizational documents of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound.

(u)                                 No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the Company’s stockholders, is required in connection with the issuance of the Shares, the issuance and sale of the Managers’ Warrants and the sale of the ADSs or the consummation of the transactions contemplated hereby, by the Deposit Agreement or by the Managers’ Warrants, other than (i) registration of the ADSs, the Shares and the Managers’ Warrants under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the Securities Act); (ii) any necessary qualification under the securities or blue sky laws of any jurisdiction in which the ADSs are being offered by the Underwriters; (iii) as may be required under the rules of FINRA; (iv) any applications or filings required under relevant regulations of, and the Company’s listing agreement with, each of NASDAQ and the TSE; (v) any related filings required under the Financial Instruments and Exchange Act of Japan (the “FIEA”); or (vi) any reporting required under the Foreign Exchange and Foreign Trade Act of Japan.

(v)                                 There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries or, to the Company’s knowledge, any of their respective directors, statutory auditors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ and the TSE) (i) other than any such action, suit, claim, investigation or proceeding that, if resolved adversely to the Company or any of its subsidiaries, would not, individually or in the aggregate, have a material adverse effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described.

(w)                               The Company is not, and after giving effect to the issuance of the Shares, the offering and sale of the ADSs and the Managers’ Warrants and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x)                                 The Company’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(y)                                 The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are an independent registered public accounting firm as required by the Securities Act and related regulations.

(z)                                  The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, comply with the requirements of the Securities Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the Securities Act.

(aa)                          All statistical or market-related data included in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing

Prospectuses has been made or reaffirmed with a reasonable basis and in good faith.

(bb)                          The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a material adverse effect.

(cc)                            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the offer and sale of the Shares, the ADSs and the Managers’ Warrants registered pursuant to the Registration Statement and the F-6 Registration Statement, respectively.

(dd)                          There are no statutes, regulations, contracts or other documents which are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required.

(ee)                            Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the assets, business, condition (financial or otherwise), management, operations, business prospects or earnings of the Company and its subsidiaries, taken as a whole; (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the

Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ff)                              The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(gg)                            The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as being owned by or licensed to them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a material adverse effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the Time of Sale Prospectus and the Prospectus disclose is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or otherwise violates (or would, upon the commercialization of any product or service described in the

Registration Statement, the Time of Sale Prospectus and the Prospectus that is under development, infringe or violate) any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect; (vii) there is no patent or, to the Company’s knowledge, patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (viii) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office and/or the Japan Patent Office, as applicable.

(hh)                          No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Neither the Company nor any of its subsidiaries is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a material adverse effect.

(ii)                                  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

(jj)                                The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.

(kk)                          Except as otherwise would not have a material adverse effect, no subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ll)                                  All dividends and other distributions declared and payable on the share capital of the Company may under the current laws and regulations of Japan be paid to the Depositary, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Japan and are otherwise free and clear of any other tax, withholding or deduction in Japan and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties in Japan.

(mm)                  The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the applicable requirements of the Exchange Act.  The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is effective in performing the functions for which it was established.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn)                          The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such disclosure controls and procedures are effective in performing the functions for which they were established.

(oo)                          The Company has taken all necessary steps to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.  The Company is actively taking steps to ensure that it will be in compliance in all respects with provisions of Sarbanes-Oxley that will become applicable to the Company after the effectiveness of the Registration Statement.

(pp)                          Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(qq)                          There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus which have not been described as required.

(rr)                                All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(ss)                              Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, statutory auditor, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (or any similar statute arising under Japanese law); and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith, including without limitation a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(tt)                                The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, money laundering statutes and all rules, regulations and guidelines issued, administered or enforced by any governmental agency thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(uu)                          None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, statutory auditor, officer or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the ADSs, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)                          Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock or ADSs during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding convertible securities, options, rights or warrants.

(ww)                      Neither the Company nor any of its subsidiaries nor any of their respective directors, statutory auditors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(xx)                          Neither the Company nor any of its subsidiaries is, and upon the sale of the ADSs contemplated by this Agreement will not become, a “passive foreign investment company” (as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder).

(yy)                          No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable in Japan by or on behalf of the Underwriters to any Japanese tax authority in connection with (i) the issuance, sale and delivery of the Public Shares by the Company, the issuance by the Depositary of the Public ADSs representing such Public, and the delivery of such Public ADSs to or for the account of the Underwriters; (ii) the issuance, sale and delivery of the Manager Shares by the Company, the issuance by the Depositary of the Manager ADSs representing such Manager Shares, and the delivery of such Manager ADSs to or for the account of the Managers in accordance with the Managers’ Warrants; (iii) the purchase from the Company and the initial sale and delivery by the Underwriters of such Public ADSs to purchasers thereof; (iv) the holding or transfer of such ADSs outside of Japan; (v) the deposit of the Shares represented by such ADSs with the Depositary and the issuance and delivery of the ADRs evidencing such ADSs; or (vi) the execution and delivery of this Agreement, the Deposit Agreement, the Managers’ Warrants or any other documents to be furnished hereunder or thereunder.

(zz)                            The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(aaa)                   From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any Person authorized to act on its behalf, in any Testing-the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(bbb)                   The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Managers and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) authorized anyone other than the Managers to engage in Testing-the-Waters Communications.  The Company confirms that the Managers have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule II hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ccc)                      The choice of laws of the State of New York as the governing law of this Agreement, the Deposit Agreement and the Managers’ Warrants, in each case, is a valid choice of law under the laws of Japan and will be honored by courts in Japan. The Company has the power to submit, and pursuant to Section 15(b) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 15(b) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Managers’ Warrants or the ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15(b) hereof.

(ddd)                   None of the Company or any of its subsidiaries nor any of their respective properties, assets or revenues has any right of immunity under any applicable laws in the jurisdiction in which any of the Company or any of its subsidiaries is incorporated, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Managers’ Warrants; and, to the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15(b) of this Agreement.

(eee)                      Each of this Agreement, the Deposit Agreement and the Managers’ Warrants is in proper form to be enforceable against the Company in Japan in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Japan of this Agreement, the Deposit Agreement or the Managers’ Warrants, it is not necessary that this Agreement, the Deposit Agreement or the Managers’ Warrants be filed or recorded with any court or other authority in Japan.

(fff)                         The continuous disclosure documents that the Company has filed with the Director of Kanto Local Finance Bureau were prepared in accordance with the FIEA and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as required under the FIEA.

(ggg)                      Since its incorporation, the Company has complied with the Corporations Act of Japan in all material respects in connection with (i) the Company’s incorporation process; (ii) the Company’s issuance of shares of Common Stock or any other securities; (iii) election of directors, statutory auditors and officers; (iv) creation of the Company’s financial statements; (v) board meetings and stockholders meetings; (vi) corporate governance and other organization matters; and (vii) conducting corporate and other major transactions to which the Company is a party.

(hhh)                   The Company has complied in all material respects with all regulations of the TSE applicable to the Company and the terms of the Company’s the listing agreement with the TSE.

(iii)                               Neither the Company, nor, to the Company’s knowledge, any of its affiliates, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering, issuance and sale of the ADSs to be integrated with prior offerings by the Company for purposes of the Securities Act, which would require the registration of the sales of any such securities under the Securities Act.

2.                                      [Reserved.]

3.                                      Agreements to Sell and Purchase. The Company hereby agrees to sell an aggregate of [•] Firm ADSs to the several Underwriters at a price of $[•] per ADS (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as the Managers may determine) set forth opposite the name of such Underwriter set forth in Schedule I hereto.

Moreover, the Company hereby agrees to sell an aggregate of up to [•] Additional ADSs to the Underwriters at the Purchase Price, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to the aggregate amount of Additional ADSs at the Purchase Price.  Maxim may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 45 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least two (2) business days after the written notice is given and may not be earlier than the closing date for the Firm ADSs or later than ten business days after the date of such notice.  Additional ADSs may be purchased by the Underwriters solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs.  On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional ADSs as Maxim may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

The Company also hereby agrees to issue and sell to each of the Managers (and/or its designees) on the Closing Date the Managers’ Warrants for the purchase of an aggregate of [•] Manager ADSs (which amount is equal to 4% of the Firm ADSs) for an aggregate purchase price of $100.00.  Each five (5) Manager ADSs will initially represent one (1) share of Common Stock deposited pursuant to the Deposit Agreement, subject to adjustment in accordance with the terms thereof.

4.             Terms of Public Offering. The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after this Agreement has become effective as in the Managers’ judgment is advisable.  The Company is further advised by the Managers that the ADSs are to be offered to the public initially at $[•] per ADS (the “Public Offering Price”) and to certain dealers selected by the Managers at a price that represents a concession not in excess of $[•] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a concession not in excess of $[•] per ADS, to any Underwriter or to certain other dealers.

5.             Payment and Delivery. Payment for the Firm ADSs shall be made to the Company in U.S. Federal or other funds immediately available in New York, New York against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 11:00 a.m. (New York City time) on [•], 2013, or at such other time or on such other date, not later than [•], 2013, as shall be designated in writing by the Managers.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Company in U.S. Federal or other funds immediately available in New York, New York against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 11:00 a.m. (New York City time) on the date specified in the corresponding notice described in Section 3 or at such other time or on such other date, in any event not later than [•], 2013, as shall be designated in writing by the Managers.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Managers shall request in writing not later than two (2) full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm ADSs and Additional ADSs shall be delivered to the Managers on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with both the transfer of the Public ADSs to the Underwriters and deposit of the Public Shares with the Depositary duly paid, against payment of the Purchase Price therefor.

Delivery of the Managers’ Warrants shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Managers may request.  Payment for the Managers’ Warrants shall be made to the Company in U.S. Federal or other funds immediately available in New York City against delivery of the Managers’ Warrants with any transfer taxes payable in connection therewith duly paid.

6.             Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company contained in this Agreement are, on the date hereof, at the Time of Sale, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Company has performed its obligations required to be performed prior to the Closing Date or Option Closing Date, as the case may be, and the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any, there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or business prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus that makes it, in the Managers’ judgment, impracticable or inadvisable to offer or sell the Public ADSs on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(b)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be, and as to such other matters as the Managers may reasonably request.  The delivery of the certificate provided for in this Section 6(b) shall constitute a representation and warranty of the Company as to the statements made in such certificate.

(c)           [Reserved.]

(d)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of DLA Piper LLP (US), special United States counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit B-1 hereto.  In rendering such opinion, DLA Piper LLP (US), may rely as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on representations or certificates of responsible officers of the Company and its subsidiaries and on certificates of public officials or bodies.  The opinion of DLA Piper LLP (US) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of DLA Piper Tokyo Partnership, special Japanese counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit B-2 hereto.  In rendering such opinion, DLA Piper Tokyo Partnership, may rely as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on representations or certificates of responsible officers of the Company and its subsidiaries and on certificates of public officials or bodies.  The opinion of DLA Piper Tokyo Partnership shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)            [Reserved.]

(g)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit C hereto.

(h)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Reed Smith LLP, United States counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion, Reed Smith LLP, may rely as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on representations or certificates of responsible officers of the Company and its subsidiaries and on certificates of public officials or bodies.

(i)            The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Anderson Mori & Tomotsune, Japanese counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion, Anderson Mori & Tomotsune, may rely as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on representations or certificates of responsible officers of the Company and its subsidiaries and on certificates of public officials or bodies.

(j)            The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young ShinNihon LLC, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off date” not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

(k)           No stop order suspending the effectiveness of either of the Registration Statement or the F-6 Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Managers’ satisfaction.

(l)            The Lock-Up Agreements, each substantially in the form of Exhibit D hereto, between the Managers, on the one hand, and each of the stockholders, executive officers, directors and statutory auditors of the Company identified on Schedule III to this Agreement, on the other hand, relating to sales and certain other dispositions of ADSs, shares of Common Stock and certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect on the Closing Date.

(m)          The ADSs shall have been approved for listing on NASDAQ.

(n)           The Company shall not have received any order or notice from the TSE as to the delisting of the Common Stock (including the Shares) from the TSE.

(o)           FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(p)           The Company and the Depositary shall have executed and delivered the Deposit Agreement, conforming in form and substance to the form thereof filed as an exhibit to the Registration Statement, and the Deposit Agreement shall be in full force and effect.

(q)           [Reserved.]

(r)            The Depositary or its custodian shall have delivered to the Company at such Closing Date or Option Closing Date, as the case may be, a receipt satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Closing Date or Option Closing Date, as the case may be.

(s)            The Company shall not have received an order or notice from the Financial Supervisory Agency of Japan requiring the Company to make any amendments to its continuous disclosure documents in any material respect.

(t)            On the Closing Date, the Company shall have delivered to the Managers executed copies of the Managers’ Warrants.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Managers on the applicable Option Closing Date of such documents as the Managers may reasonably request, including certificates of officers of the Company, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional ADSs.

7.             Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)           To furnish to the Managers, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the F-6 Registration Statement (in each case, without exhibits thereto) and to furnish to the Managers in New York, New York, without charge, prior to 10:00 a.m. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement or the F-6 Registration Statement as the Managers may request.

(b)           Before amending or supplementing the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to the Managers a copy of each proposed free writing prospectus and each Written Testing-the-Waters Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus or Written Testing-the-Waters Communication to which the Managers object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           To advise the Managers promptly of any request by the Commission for amendments or supplements to the Registration Statement, the F-6 Registration Statement, any Preliminary Prospectus or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the F-6 Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(f)            If the Time of Sale Prospectus is being used to solicit offers to buy the Public ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement or the F-6 Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement or the F-6 Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)           If, during such period after the first date of the public offering of the Public ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which the Public ADSs may have been sold by the Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in

Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)           If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement or the F-6 Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Public ADSs may be sold, the Company shall use its best efforts to cause such post-effective amendment or such Registration Statement or F-6 Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Managers promptly and, if requested by the Managers, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement or F-6 Registration Statement has become effective, and (ii) if Rule 430A or 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(i)            To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Public ADSs.

(j)            Promptly to furnish such information or to take such action as the Managers may reasonably request and otherwise to qualify the Public ADSs for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Managers shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Public ADSs; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Public ADSs); and to promptly advise the Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Public ADSs for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(k)           To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(l)            To use its best efforts to cause the ADSs and the Common Stock (including the Shares) to be listed on NASDAQ and the TSE, respectively, and to maintain such listings for a period of three (3) years from the Closing Date.

(m)          During the period beginning on the date of this Agreement and continuing to and including 180 days after the date of the Prospectus (the “Lock-Up Period”), and without the prior written consent of the Managers on behalf of the Underwriters, not to (i) to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to  another, in whole or in part, any of the economic consequences of ownership of the ADSs or the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs, Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any ADSs, shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above.  The restrictions contained in the preceding sentence shall not apply to (i) the Shares to be issued and the ADSs to be sold hereunder; (ii) the grant of options to purchase shares of Common Stock pursuant to the Company’s stock option plans under the terms of such plans in effect on the date hereof, provided such options are granted at fair market value and in amounts and with exercise terms consistent with the Company’s past practice; or (iii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Agreement of which the Managers have been advised in writing. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this extension of the Lock-Up Period shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an Emerging Growth Company prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the Emerging Growth Company or its stockholders that restricts or prohibits the sale of securities held by the Emerging Growth Company or its stockholders after the initial public offering date.  The Company shall promptly notify the Managers of any earnings release, news or event that may give rise to an extension of the Lock-Up Period.

(n)           To prepare, if the Managers so request, a final term sheet relating to the offering of the ADSs, containing only information that describes the final terms of the ADSs or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the ADSs.

(o)           To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(p)           Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(q)           Not, at any time at or after the execution of this Agreement, to offer or sell any ADSs (or Shares) by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the ADSs (or Shares), except in each case other than the Prospectus.

(r)            For a period of two (2) years following the Closing Date, to maintain a transfer agent and a registrar (if necessary under Japanese law) for the Common Stock reasonably acceptable to the Managers.  Mitsubishi UFJ Trust is acceptable to the Managers to act as transfer agent and registrar for the Common Stock.

(s)            For a period of two (2) years following the Closing Date, to maintain a depositary for the ADSs reasonably acceptable to the Managers.  The Bank of New York Mellon is acceptable to the Managers to act as depositary for the ADSs.

(t)            To apply the net proceeds to the Company from the sale of the ADSs in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(u)           To promptly notify the Managers if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Securities Act and (ii) fifteen (15) days following the completion of the Lock-Up Period referred to in Section 7(m) hereof.

(v)           If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Managers and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(w)          To comply with all regulations under the FIEA applicable to the Company.

(x)           To comply with (i) all regulations of the TSE applicable to the Company and (ii) the terms of the Company’s the listing agreement with the TSE.

(y)           For a period of one (1) year following the Closing Date, to retain a financial public relations firm reasonably acceptable to the Managers, which shall initially be Integrated Corporate Relations Inc., which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders.

(z)           The Company shall not issue press releases or engage in any other publicity, without the Managers’ prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

(aa)         For a period of twelve (12) months following the Closing Date, the Company shall grant the Managers the right of first refusal to manage or co-manage any public underwriting or private placement of debt or equity securities (excluding (i) sales to employees under any compensation or stock option plan approved by the stockholders of the Company; (ii) Common Stock or ADSs issued in payment of the consideration for an acquisition or as part of a joint venture or other bona fide strategic relationship (the primary purpose of which is not financing); and (iii) conventional banking arrangements and commercial debt financing) of the Company or any of its subsidiaries or successors of the Company in the United States. If the Managers fail to accept in writing any such proposal for such public or private sale within twenty (20) calendar days after receipt of a written notice thereof from the Company, then the Managers shall have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company shall adopt the same procedure as with respect to the original proposed public or private sale and the Managers shall have the aforementioned right of first refusal with respect to such revised proposal.

8.                                      Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) all fees and expenses in connection with the preparation and filing of the Registration Statement, the F-6 Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus or Written Testing-the-Waters Communications prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof as the Underwriters reasonably may deem necessary; (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any stamp duties or transfer or other taxes payable thereon; (iii) all fees, expenses and disbursements relating to the registration or qualification of such ADSs under the “blue sky” securities laws of such states and other jurisdictions as the Underwriters may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of counsel to the Underwriters related thereto), it being agreed that if the offering of the Public ADSs contemplated by this Agreement is not commenced on NASDAQ, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange or the NYSE MKT, the Company shall be responsible for an initial payment of $5,000 for filing fees upon the commencement of “blue sky” work by counsel to the Underwriters, with the balance of such counsel fees and expenses (up to a maximum of $500 per state) to be due on the Closing Date; (iv) all filing fees incurred in connection with the review and qualification of the offering of the ADSs by FINRA; (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the ADSs and all costs and expenses incident to listing the ADSs on NASDAQ (or such other stock exchange as determined by the Company and the Underwriters) and to listing the Common Stock (including the Shares) on the TSE; (vi) the cost of printing certificates representing the ADSs or Shares and/or the cost of printing ADRs representing the ADSs; (vii) the fees and expenses of any transfer agent, registrar, custodian, depositary or financial public relations firm; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company, any such consultants and the Underwriters (up to a maximum of $20,000 for the Underwriters’ actual accountable roadshow expenses; provided that travel and lodging expenses of the Underwriters in excess of $5,000 shall be subject to prior written approval by the Company; and provided, further, that the Underwriters may require that the Company pre-pay any travel and lodging expenses of the Underwriters); (ix) the document production charges and expenses associated with printing this Agreement, the Deposit Agreement and/or the Managers’ Warrants; (x) all costs and expenses in connection with the deposit of the Shares with the Depositary and the issuance of ADSs and ADRs thereby; (xi) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and statutory auditors (at a cost not to exceed $1,500 per person and $5,000 in the aggregate); (xii) a maximum of $5,000 for the costs associated with i-Deal and Net Roadshow; (xiii) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the transactions contemplated in this Agreement; and (xiv) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

The Company further agrees that, in addition to the expenses payable pursuant to the foregoing paragraph, on the Closing Date it shall pay to the Managers, by deduction from the net proceeds of the sale of the Firm ADSs contemplated herein, a corporate finance fee equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm ADSs, less the Advance (as defined below).

The Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel (except as set forth in the immediately preceding paragraph, subject to the rule of FINRA), stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.  Notwithstanding the above, if the sale of the ADSs provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company shall reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Managers on demand for all documented out-of-pocket expenses (including, but not limited to, all fees and disbursements of Underwriters’ counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by Underwriters in conducting their due diligence, including background checks of the Company’s officers, directors and statutory auditors) incurred by such Underwriters in connection with this Agreement or the transactions contemplated hereby up to a maximum of $150,000, inclusive of the $50,000 advance for non-accountable expenses previously paid by the Company to the Managers (the “Advance”); provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions contained in Section 9 of this Agreement.  Notwithstanding the foregoing, the Advance received by the Managers shall be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

9.                                      Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in either the Registration Statement or the F-6 Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, any Written Testing-the-Waters Communications, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading; provided, however, that the Company shall not be liable under this Section 9(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein is the Underwriters’ Information.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Time of Sale Prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public ADSs to such person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company.

(b)                                 [Reserved.]

(c)                                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors and statutory auditors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either

Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in either the Registration Statement or the F-6 Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, any Written Testing-the-Waters Communications, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein is the Underwriters’ Information.

(d)                                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act; and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors and statutory auditors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section; and in each case, that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Managers.  In the case of any such separate firm for the Company, and such directors and statutory auditors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of such indemnifying party arising under this Section 9 to indemnify the indemnified party or the amount of such obligation and such indemnifying party shall have notified the indemnified party in writing of the existence and nature of such good faith dispute prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)                                  To the extent the indemnification provided for in 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(f)                                   The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)                                  The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers, directors or statutory auditors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

10.                               Termination.  The Underwriters may terminate this Agreement by notice given by the Managers to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, NASDAQ or the TSE; (b) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market; (c) a material disruption in securities settlement, payment or clearance services in the United States or Japan shall have occurred; (d) any moratorium or material limitation on commercial banking activities shall have been declared by Japanese, U.S. Federal or New York state authorities; (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or Japan or declaration by the United States or Japan of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States, Japan or elsewhere, if the effect of any such event specified in clause (e) or (f), makes it, in the Managers’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

11.                               Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In the event of any such default which does not result in a termination of this Agreement, either the Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or the Company or any of the officers, directors, statutory auditors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the ADSs.  The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.                               Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.  The Underwriters understand and acknowledge that in the event the offering of the ADSs is terminated, the Underwriters will reimbursed only for their actual accountable out-of-pocket expenses in compliance with FINRA Rule 5110(f)(2)(C).

(b)           The Company acknowledges that in connection with the offering of the ADSs:  (i) the Underwriters have acted at arm’s length with the Company; (ii) the Underwriters are not agents of, and owe no fiduciary duties to, the Company or any other person; (iii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iv) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

14.          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.          Applicable Law; Waiver of Trial By Jury.  (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

(b)           The Company hereby submits to the non-exclusive jurisdiction of any New York Court, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York Court and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Naritomo Ikeue, President, UBIC North America, Inc., 590 Fifth Avenue, 19th Floor New York, NY 10036, United States, as its authorized agent in the City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company, at the address included in Section 18 hereof by the person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(c)           The Underwriters, on the one hand, and the Company, on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

16.          Miscellaneous. (a)               The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the United States dollars so purchased over the sum originally due to such Underwriter hereunder.

(b)           All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with Japan other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

17.          Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.          Notices.  All communications hereunder shall be in writing and effective only upon receipt shall be delivered, mailed or sent to the parties as follows:

(a)           If to the Underwriters, to:

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Attention: James Siegel, Esq.

Telephone: (212) 895-3508

Facsimile: (212) 895-3888

with a copy to:

Attention: Clifford Teller

Executive Managing Director

Telephone: (212) 895-3773

Facsimile: (212) 895-3783

and

The Benchmark Company, LLC

40 Fulton Street, 19th Floor,

New York, NY 10038

Attention: John J. Borer III

Telephone: (212) 312-6705

Facsimile: (212) 312-6761

(with a copy, which shall not constitute notice, to)

Yvan-Claude Pierre, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Fax: (212) 521-5450

(b)           If to the Company, to:

UBIC, Inc.

Meisan Takahama Building, 2-12-23

Kounan, Minato-ku, Tokyo, Japan

Fax: +81-3-54636345

Attention:  Masahiro Morimoto

Chairman, Chief Executive Officer and President

(with a copy, which shall not constitute notice, to)

Michael S. Turner, Esq.

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, Massachusetts 02110

Fax: (617) 406-6114

[Signature Page Follows]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

UBIC, INC.

By:
Name:
Title:

Accepted as of the date hereof

MAXIM GROUP LLC

THE BENCHMARK COMPANY, LLC

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto

By:	MAXIM GROUP LLC

By:
Name:
Title:

By:	THE BENCHMARK COMPANY, LLC

By:
Name:
Title:

[SIGNATURE PAGE]

UBIC, INC. – UNDERWRITING AGREEMENT

SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased	Number of Additional ADSs To Be Purchased
MAXIM GROUP LLC
THE BENCHMARK COMPANY, LLC.

Total

Sch. I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus dated [•], 2013

2.                                      Identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act: [•]

3.                                      Bona fide electronic road show: [•]

4.                                     Written Testing-the-Waters Communications: [•]

5.                                      Orally communicated pricing information:

Number of Firm ADSs: [•]

Number of Additional ADSs: [•]

Aggregate Offering size: $[•]

Price per ADS: $[•]

Number of Managers’ Warrants: [•]

Initial exercise price of Managers’ Warrants per Manager ADS: $[•]

Underwriting discount and commissions per ADS: $[•]

Number of shares of Common Stock represented by each ADS: one (1) share of Common Stock per five (5) ADSs

Estimated net proceeds to the Company (after underwriting discounts and commissions but before offering expenses): $[•]

Pricing Date: [•], 2013

Trade date: [•], 2013
Closing date: [•], 2013

Sch. II-1